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                                                                     Exhibit 4.1

SPECIMEN UNIT CERTIFICATE

        NUMBER                                                             UNITS
U-_________________

See Reverse for
certain definitions

                     CONFLUENCE ACQUISITION PARTNERS I, INC.

                                                        CUSIP 20715Y 20 8

         UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND TWO WARRANTS
                   EACH TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT___________________________________________________ is the
owner of ______________________________________________________Units.

Each Unit ("Unit") consists of one share of common stock, par value $.01 per share ("Common Stock") and two warrants (the "Warrants") of Confluence Acquisition Partners I, Inc., a Delaware corporation (the "Company"). Each Warrant entitles the holder to purchase one share of Common Stock for $5.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company's completion of a merger, capital stock exchange, asset acquisition or similar business combination or (ii) ______________, 2006 and will expire unless exercised before 5:00 p.m., New York City Time, on ____________, 2010, or earlier upon redemption (the "Expiration Date"). The Common Stock and Warrants comprising the Units represented by this Certificate are not transferable separately prior to __________, 2005, subject to earlier separation in the discretion of Dawson James Securities, Inc. and Roth Capital Partners, LLC. The terms of the Warrants are governed by a Warrant Agreement, dated as of _______, 2005, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this Certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, 8th Floor, New York, NY 10004, and are available to any Warrant holder on written request and without cost.

      This Certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

      Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

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By

                     CONFLUENCE ACQUISITION PARTNERS I, INC.
                                    CORPORATE
                                      SEAL
                                      2005

                                    DELAWARE

______________________________                    ______________________________
President                                         Secretary

                     CONFLUENCE ACQUISITION PARTNERS I, INC.

      The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

      The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM - as tenants in common

      TEN ENT - as tenants by the entireties

      JT TEN - as joint tenants with right of survivorship and not as tenants in common

      UNIF GIFT MIN ACT- _______________________ Custodian _______________ under
                                 (Cust)                         (Minor)

                         Uniform Gifts to Minors Act ________.
                                                     (State)

Additional abbreviations may also be used though not in the above list.

      For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
________________________________

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________________________________

________________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
Units represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________________________________________
Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated________________                       ____________________________________

                  NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

__________________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.